UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.           )

☒ Filed by the Registrant        ☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BABCOCK & WILCOX ENTERPRISES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant).

Payment of Filing Fee (Check the appropriate Box)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a(6)(i)(1) and 0-11.

Your Vote Counts! BABCOCK & WILCOX ENTERPRISES, INC. 1200 EAST MARKET STREET, SUITE 650 AKRON, OHIO 44305 BABCOCK & WILCOX ENTERPRISES, INC. You invested in BABCOCK & WILCOX ENTERPRISES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 15, 2024. Vote Virtually at the Meeting* May 15, 2024 10:30 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/BW2024 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V40052-P05867 Get informed before you vote View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 1, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2024 Annual Meeting Vote by May 14, 2024 11:59 PM ET. For shares held in a Plan, vote by May 13, 2024 11:59 PM ET.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V40053-P05867 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com 1. Approval of amendment to Certificate of Incorporation to declassify Board of Directors and provide for annual elections of all directors beginning in 2026. For 2. If proposal 1 is approved, the election of the nominees listed as Class I directors for a term of two years: Nominees: 2a. Henry E. Bartoli For 2b. Naomi L. Boness For 2c. Philip D. Moeller For 3. If proposal 1 is not approved, the election of the nominees listed as Class III directors for a term of three years: Nominees: 3a. Henry E. Bartoli For 3b. Naomi L. Boness For 3c. Philip D. Moeller For 4. Approval of amendment to Certificate of Incorporation to remove provisions requiring affirmative vote of at least 80% of voting power for certain amendments to the Company’s Certificate of Incorporation and Bylaws. For 5. Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2024. For 6. Approval, on a non-binding advisory basis, of executive compensation. For